UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2023

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

See Item 3.02 below,

Item 3.02 Unregistered Sales of Equity Securities.

On July 7, 2023, Oncotelic Therapeutics, Inc. (the “Company”) completed entering into subscription agreements with certain accredited investors (“Subscription Agreement”), whereby the Company issued a total of 40 units (“Units”), with each Unit consisting of (i) one convertible promissory note issued by the Company (the “Note”), convertible into up to 250,000 shares of 250,000 shares of the Company’s common stock, par value $0.01 per share (“the Company’s Common Stock”), at a conversion price of $0.10 per Company’s Common Stock; and (iii) 250,000 warrants (the “Warrants”) to purchase an equivalent number of shares of Company Common Stock at $0.12 per share (the “Financing”).

The Company converted the debt of 15 accredited investors into the current Subscription Agreements, which resulted in conversion of $1.0 million of debt to the Company. Placement agent fees of $150,000 were paid to JH Darbie & Co., Inc. (“JH Darbie”). On May 26, 2023, the Company paid JH Darbie an advance for processing the first tranche of the Financing and the balance of their fees on July 7, 2023, when the Financing was closed. JH Darbie and the Company are parties to a placement agent agreement, dated March 10, 2023 (“Agreement”) pursuant to which DH Darbie has the right to sell a minimum of 10 Units and a maximum of 200 Units on a best efforts basis. The issuance of the Units on July 07, 2023 represented the first two tranches of the Financing (“Tranche 1 & 2”).

In connection with the consummation of Tranche 1 & 2, the Company entered into a Registration Rights Agreement granting certain registration rights with respect to the shares of the Company’s Common Stock issued in connection with the Financing, as well as the shares of the Company’s Common Stock issuable upon exercise of the Warrants.

The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and Warrants and any shares of Common Stock issuable upon exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing description of the Subscription Agreement, Agreement, Warrants, Notes and Registration Rights Agreement are summaries, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Placement Agency Agreement, dated March 10, 2023
10.3	Form of Warrant
10.4	Form of Note
10.5	Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: July 13, 2023		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer